                                                                     EXHIBIT 5.1
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                 [LETTERHEAD OF PIPER & MARBURY APPEARS HERE]




                                October 1, 1998

Sylvan Learning Systems, Inc.
1000 Lancaster Street
Baltimore, Maryland 21201

                  Re:      Registration Statement on Form S-3
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Dear Sirs:

     We have acted as counsel to Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), in connection with Sylvan's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 1,002,015 shares of Sylvan's common stock, par value $.01 per share (the "Shares"), which were previously issued by Sylvan and are being registered for resale by the holders thereof.

     In this capacity, we have examined Sylvan's Charter and By-Laws, the proceedings of the Board of Directors of Sylvan relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and validly issued and is fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Piper & Marbury L.L.P.

                                    Piper & Marbury L.L.P.